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                                                                  EXHIBIT 10.119



                               SECOND AMENDMENT TO
                      SUBORDINATED NOTE PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO SUBORDINATED NOTE PURCHASE AGREEMENT ("AMENDMENT") is entered into as of May 20, 1998 by and among RAMSAY HEALTH CARE, INC., a Delaware corporation (the "COMPANY"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE CAPITAL"), and PAUL RAMSAY HOLDINGS PTY. LIMITED ACN 008 446 151, an Australian corporation ("RAMSAY HOLDINGS;" GE Capital and Ramsay Holdings are hereinafter each individually referred to as a "PURCHASER", and collectively, as "PURCHASERS"), for the benefit of the parties and each of the Holders.

                                    RECITALS

         A. The Company and Purchasers are parties to a certain Subordinated Note Purchase Agreement dated as of September 30, 1997, as amended by the First Amendment to Subordinated Note Purchase Agreement dated as of March 27, 1998 (as so amended, the "PURCHASE AGREEMENT;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Purchase Agreement).

         B. Purchasers are all of the Holders of the Bridge Notes.

         C. The Company has requested that the Holders waive certain Defaults that have occurred for the period ending March 31, 1998 and consent to the sale by Ramsay Managed Care, Inc. of FPM Behavioral Health, Inc. and the sale of substantially all of the assets of Greenbrier Hospital, Inc., and the Holders have agreed to waive such Defaults and to consent to such sales, subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                    A. WAIVER

         Each Holder hereby waives all Defaults that arose under Section 7.10 of the Purchase Agreement as of March 31, 1998.

                                  B. AMENDMENTS

         1. AMENDMENT TO ARTICLE 6 The Purchase Agreement is hereby amended by adding to the end of Article 6 thereof the following new Section 6.14:

                        SECTION 6.14    COLLATERAL FOR SERIES A BRIDGE NOTES.
                  (a) No later than May 27, 1998, the Company agrees to execute and deliver, and to cause all other Credit Parties to execute and deliver, to GE Capital a Subsidiary Guaranty (in the case of the other Credit Parties), a Security



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                  Agreement, Financing Statements (Form UCC-1) in proper form for filing under the Uniform Commercial Code, or chattel mortgages in proper form for filing under other applicable law, of all jurisdictions as may be necessary or, in the opinion of GE Capital, desirable to perfect the Liens created by the Security Agreement, powers of attorney, a Stock Pledge Agreement, and a bailee letter (with the acknowledgment of the Senior Agent) regarding perfection of the Liens created by the Stock Pledge Agreement, and all other instruments and documents reasonably requested by GE Capital in connection therewith and all evidence that all action necessary or, in the judgment of GE Capital, desirable to perfect and protect the Liens created by the foregoing Bridge Note Collateral Documents has been taken. The Company shall also deliver to GE Capital certificates of the Secretary or Assistant Secretary of the Company and each other Credit Party certifying true and correct copies of the articles or certificate of incorporation and bylaws of the Company or such Credit Party, resolutions of the Company or such Credit Party approving the transactions described above and incumbency of the officers of the Company or such Credit Party executing the documents described above

                           (b) No later than June 3, 1998, the Company agrees to
                  execute and deliver, and to cause all other Credit Parties to execute and deliver, to GE Capital Mortgages and fixture financing statements in respect to the Mortgaged Property, together with all other instruments and documents reasonably requested by GE Capital in connection therewith and all evidence that all action necessary or, in the judgment of GE Capital, desirable to perfect and protect the Liens created by the foregoing Mortgages has been taken. The Company shall also deliver to GE Capital certificates of the Secretary or Assistant Secretary of the Company and each other Credit Party certifying true and correct copies of the articles or certificate of incorporation and bylaws of the Company or such Credit Party, resolutions of the Company or such Credit Party approving the transactions described above and incumbency of the officers of the Company or such Credit Party executing the documents described above. The Company shall also deliver to GE Capital opinions of Haythe & Curley and special local counsel to GE Capital in each jurisdiction in which the foregoing Mortgaged Property is located, in each case in form and substance satisfactory to GE Capital, addressing the transactions contemplated in paragraph (a) above, this paragraph (b), paragraph (f) below and the Second Amendment to Credit Agreement.

                           (c) To the extent that the Company or any Credit
                  Party is required to execute and deliver to GE Capital a mortgage, leasehold mortgage or other appropriate instrument with respect to any Real Property pursuant to Section 5.14(a) of the Senior Credit Agreement (a "SENIOR MORTGAGE"), the Company or such Credit Party shall execute and deliver a mortgage, leasehold mortgage

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                  or other appropriate instrument substantially identical to the
                  Senior Mortgage (but in favor of GE Capital and securing the Series A Bridge Note Obligations) and shall provide all relevant documentation with respect thereto and take such other actions in favor of GE Capital as the Company or such Credit Party is required to provide or take in favor of the Senior Agent or the Senior Lenders pursuant to Section 5.14(a) of the Senior Credit Agreement. The Company agrees that, following the taking of the actions with respect to any Real Property required by this paragraph (b), GE Capital shall have a valid and enforceable second priority Lien on such Real Property, free and clear of all defects and encumbrances except for Permitted Encumbrances of the types described in paragraphs (a) and (i) of the definition thereof and others acceptable to GE Capital in its reasonable discretion. All actions to be taken pursuant to this SECTION 6.14(c) shall be at the expense of the Company or the applicable Credit Party, shall be taken to the reasonable satisfaction of GE Capital, and shall be taken within the same number of days given for delivery of similar documentation and taking of action under
                  Section 5.14(a) of the Credit Agreement.

                           (d) To the extent that any other Person is required
                  to become a "Credit Party" under the Senior Credit Agreement, the Company shall cause such Person (i) to become a party to the Subsidiary Guaranty, the Security Agreement and the Stock Pledge Agreement, (ii) to provide all relevant documentation with respect thereto and take such other actions in favor of GE Capital as the Company or such Credit Party is required to provide or take in favor of the Senior Agent or the Senior Lenders pursuant to Section 5.14(b) of the Senior Credit Agreement; and (iii) if such Credit Party owns or leases any Real Property having a book or fair market value in excess of $1,500,000, to comply with paragraph (a) hereof with respect to such Real Property. The Company agrees that, following the taking of the actions required by this paragraph (c), GE Capital shall have a valid and enforceable second priority Lien on the respective Collateral covered thereby, free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this SECTION 6.14(d) shall be at the expense of Company or the applicable Credit Party, shall be taken to the reasonable satisfaction of GE Capital, and shall be taken within the same number of days given for delivery of similar documentation and taking of action under Section 5.14(b) of the Credit Agreement.

                           (e) Upon the request of GE Capital, the Company
                  agrees to deliver (1) ALTA lender's title insurance policies from a title insurer, in a form and in an amount reasonably satisfactory to GE Capital, showing the Mortgages referred to in paragraphs (b) and (c) above as the "insured mortgage" and insuring the validity and priority of such Mortgages as second priority Liens upon the Mortgaged Property, subject only to the mortgages in


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                  favor of the Senior Agent and those title exceptions which are permitted under this Agreement or such Mortgages and (2) certified copies of Requests for Information (Form UCC-11), or other evidence satisfactory to GE Capital, as of a recent date, listing all effective financing statements or chattel mortgages which name each Credit Party (under its present name, any previous name or any trade or doing business name) as debtor and which are filed in the jurisdictions referred to in paragraph (a) and (d) above, together with copies of such financing statements.

                           (f) The Company agrees to enter into a modification
                  of this Agreement no later than June 3, 1998 to make conforming changes related to the foregoing transaction, including, without limitation, any representations, covenants, Defaults, rights and remedies relating to the Collateral that GE Capital requests.

                           (g) So long as GE Capital is not the sole Senior
                  Lender under the Senior Credit Agreement, the Company shall not be required to comply with the foregoing provisions unless and until the Senior Lenders and GE Capital have executed and delivered an intercreditor agreement in form and substance reasonably acceptable to the Senior Lenders and GE Capital, subordinating the Liens granted under the Bridge Note Documents to the Liens securing the Senior Obligations.

         2. AMENDMENT TO SECTION 7.01. The Purchase Agreement is hereby further amended by replacing Section 7.01 with the following:

                  SECTION 7.01. ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, make any Acquisition.

         3. AMENDMENTS TO SECTION 7.04, 7.11 AND 7.12. The Purchase Agreement is hereby further amended by replacing all references to "Rolling Four-Quarter Period" in Section 7.04, Section 7.11 and Section 7.12 with references to "Rolling Twelve-Month Period" and by replacing all references to "Fiscal Quarter" in Section 7.04, Section 7.11 and Section 7.12 with references to "Fiscal Month".

         4. AMENDMENT TO SECTION 7.05. The Purchase Agreement is hereby further amended by adding the following sentence to the end of Section 7.05:

                  Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not (nor permit any of its Subsidiaries to) pay bonuses to the persons described on Schedule A to the Second Amendment to Credit Agreement, dated as of even date herewith, by and among the Company, the

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                  Senior Lenders and the Senior Agent, until all Senior
                  Obligations and the Bridge Note Obligations have been paid in full.

         5. AMENDMENT TO SECTION 7.06. The Purchase Agreement is hereby further amended by deleting Section 7.06(e) in its entirety and substituting the following in lieu thereof:

                  (e) Liens securing the Series A Bridge Note Obligations, and all interest, fees and obligations owed to GE Capital arising under the Bridge Note Purchase Agreement, and extensions and renewals thereof; and (f) extensions and renewals of Liens referred to in paragraphs (b), and (d) above, provided that any such extension or renewal Lien is limited to the property or assets covered by the Lien extended or renewed and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement.

         6. AMENDMENTS TO SECTION 8.01. The Purchase Agreement is hereby further amended by (a) deleting Section 8.01(b) in its entirety and substituting the following in lieu thereof:

                  (b) The Company shall fail or neglect to perform, keep or observe any of the provisions of SECTIONS 1.03, 6.06, 6.09, 6.10, 6.11 or 6.14, of ARTICLE 7, or of any of the provisions set forth in ANNEX C or ANNEX C-2, as the case may be.

(b) deleting Section 8.01(k) in its entirety and substituting the following in lieu thereof:

                  (k) Any material provision of any Bridge Note Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Bridge Note Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Bridge Note Collateral Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Bridge Note Document shall cease to be a valid and perfected second priority security interest or Lien (except as otherwise permitted herein or therein) in any material amount of the Collateral purported to be covered thereby.

and (c) adding the following as a new Section 8.01(m) and Section 8.01(n), respectively:

                  (m) except as the result of any disposition specifically permitted or consented to hereunder, the Company or any other Credit Party shall fail at any time to be the record and beneficial owner of 100% of the issued and outstanding capital Stock of any of its Subsidiaries (other than Gulf Coast Treatment Center) that are Credit Parties as of May 20, 1998 or that become Credit Parties subsequent thereto, or shall fail at any time to be the record and beneficial owner of not less than 96% of

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         the issued and outstanding capital Stock of Gulf Coast Treatment
         Center, in each case free and clear of any Lien other than inchoate tax Liens, and Liens in favor of the Senior Agent for the benefit of the Senior Lenders and Liens in favor of GE Capital securing the Series A Bridge Note Obligations.

                  (n) The Company or any of its Subsidiaries make cash payments in an aggregate amount exceeding $500,000 for which the offsetting entry on the Company's Financial Statements is a debit to a reserve reflected in the 1997 Audited Financial Statements or in a reserve reflected in unaudited Financial Statements of the Company for the Fiscal Quarter ending March 31, 1998, rather than an expense or reduction of revenues on the Company's income statement.

         7. AMENDMENTS TO SECTION 10.02. The Purchase Agreement is hereby further amended by (a) deleting the definitions of "Bridge Note Documents" and "Bridge Note Obligations" and substituting the following in lieu thereof:

                           "BRIDGE NOTE DOCUMENTS" shall mean, collectively,
                  this Agreement, the GE Capital Fee Letter, the Bridge Notes, the Bridge Note Collateral Documents and each other document, instrument and certificate executed and delivered by the Company or any other Credit Party as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

                           "BRIDGE NOTE OBLIGATIONS" shall mean all obligations
                  of the Company and the other Credit Parties (monetary or otherwise) arising under or in connection with this Agreement, the GE Capital Fee Letter, the Bridge Notes and the other Bridge Note Documents (including without limitation all principal, interest and Prepayment Premiums and, in the case of the Series A Bridge Notes, the Contingent Payment Amount payable under this Agreement).

and (b) adding the following as new definitions in Section 10.02, in proper alphabetical order:

                           "BRIDGE NOTE COLLATERAL DOCUMENTS" shall mean the
                  Security Agreement, the Mortgages, the Subsidiary Guaranty, the Stock Pledge Agreement, and all other instruments and agreements now or hereafter securing the whole or any part of the Series A Bridge Note Obligations.

                           "COLLATERAL" shall mean the property covered by the
                  Bridge Note Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of GE Capital to secure the Series A Bridge Note Obligations.

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                           "CREDIT PARTIES" shall mean the Company, each of the
                  Company's direct or indirect, existing and future wholly-owned Subsidiaries (other than Inactive Subsidiaries) and Gulf Coast Treatment Center.

                           "FPM BEHAVIORAL HEALTH DIVESTITURE" shall mean the
                  sale by Ramsay Managed Care, Inc. of one hundred percent of the issued and outstanding shares of FPM Behavioral Health, Inc. to Horizon Health Corporation pursuant to the FPM Behavioral Sale Agreement.

                           "FPM BEHAVIORAL HEALTH SALE AGREEMENT" shall mean the
                  Stock Purchase Agreement, dated as of May 1, 1998, by and among Ramsay Managed Care, Inc., Ramsay Health Care, Inc. and Horizon Health Corporation.

                           "GREENBRIER HOSPITAL DIVESTITURE" shall mean the sale
                  by Greenbrier Hospital, Inc. of substantially all of its assets to Provider Options Holdings, L.L.C., pursuant to the Greenbrier Hospital Sale Agreement.

                           "GREENBRIER HOSPITAL SALE AGREEMENT" shall mean the
                  Asset Purchase Agreement, dated as of May 15, 1998, between Provider Options Holdings, L.L.C., Greenbrier Hospital, Inc. and the Company.

                           "MORTGAGED PROPERTY" shall mean all Real Property
                  subject to the Mortgages and serving as security for the Series A Bridge Note Obligations, consisting of hospitals owned by Bountiful Psychiatric Hospital, Inc., Havenwyck Hospital, Inc., East Carolina Psychiatric Services Corp., HC Partnership and Great Plains Hospital, Inc., together with all additional Real Property becoming subject to a Mortgage pursuant to SECTION 6.14(c), all as more particularly described in Exhibit A to the Mortgages.

                           "MORTGAGES" shall mean the mortgages, deeds of trust
                  or deeds to secure debt with respect to the Mortgaged Property, substantially in the form of Exhibit E to the Senior Credit Agreement, modified to secure the Series A Bridge Note Obligations and with such changes thereto as shall be necessary or appropriate for use in the States of Alabama, Arizona, Florida, Louisiana, Missouri, Michigan, North Carolina, Oklahoma, South Carolina, Texas, Utah and West Virginia or any other state in which a Credit Party hereafter acquires Real Property that becomes subject to a Mortgage pursuant to SECTION 6.14(c), and with such other changes as the Holders of the Series A Bridge Notes shall require, in each case executed by the appropriate Credit Party in favor of the Holders of the Series A Bridge Notes or a trustee for the benefit of the Holders of the Series A Bridge Notes, including all amendments, modifications and supplements thereto, and shall refer to the


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                  Mortgages as the same may be in effect at the time such
                  reference becomes operative.

                           "SECURITY AGREEMENT" shall mean the security
                  agreement, substantially in the form of Exhibit F to the Senior Credit Agreement, modified to secure the Series A Bridge Note Obligations, with such other modifications as the Holders of the Series A Bridge Notes shall require, executed by the Credit Parties in favor of the Holders of the Series A Bridge Notes, including all amendments, modifications and supplements thereto, and shall refer to the Security Agreement as the same may be in effect at the time such reference becomes operative.

                           "SERIES A BRIDGE NOTE OBLIGATIONS" shall mean,
                  without duplication, the Series A Bridge Notes and all Bridge Note Obligations owed to GE Capital and its successors and assigns.

                           "STOCK PLEDGE AGREEMENT" shall mean the Stock Pledge
                  Agreement, substantially in the form of Exhibit G to the Senior Credit Agreement, modified to secure the Series A Bridge Note Obligations, with such other modifications as the Holders of the Series A Bridge Notes shall require, executed by the Credit Parties holding Stock in other Credit Parties in favor of the Holders of the Series A Bridge Notes, including all amendments, modifications and supplements thereto, and shall refer to the Stock Pledge Agreement as the same may be in effect at the time such reference becomes operative.

                           "SUBSIDIARY GUARANTY" shall mean the Guaranty,
                  substantially in the form of Exhibit H to the Senior Credit Agreement, modified to secure the Series A Bridge Note Obligations, with such other modifications as the Holders of the Series A Bridge Notes shall require, executed by each of the Credit Parties (other than the Company) in favor of the Holders of the Series A Bridge Notes, including all amendments, modifications and supplements thereto, and shall refer to the Subsidiary Guaranty as the same may be in effect at the time such reference become operative.

         8. AMENDMENTS TO SECTION 12.03. The Purchase Agreement is hereby further amended by deleting Section 12.03 thereof in its entirety and substituting the following in lieu thereof:

                  SECTION 12.03  FEES AND EXPENSES; CERTAIN TAXES.

                           (a) The Company shall reimburse GE Capital for all
                  reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation, execution, delivery and syndication of the Bridge Note


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                  Documents (including the reasonable fees and expenses of GE
                  Capital's special counsel, advisors, consultants and auditors retained in connection with the Bridge Note Documents and advice in connection therewith). The Company shall reimburse GE Capital (and, with respect to clauses (iii), (iv) and (v) below, all Holders) for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors to the Holders (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                           (i) wire transfer fees and other costs of the
                  forwarding to the Company or any other Person on behalf of the Company by the Administrative Agent of the proceeds of the Bridge Notes;

                           (ii) any amendment, modification or waiver of, or
                  consent with respect to, any of the Bridge Note Documents or advice in connection with the administration of the transactions contemplated by the Bridge Note Documents or the rights of the Holders thereunder;

                           (iii) any litigation, contest, dispute, suit,
                  proceeding or action (whether instituted by any Holder, the Company, any other Credit Party or any other Person) in any way relating to the Collateral, any of the Bridge Note Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Company, any other Credit Party or any other Person that may be obligated to the Holders by virtue of the Bridge Note Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Bridge Notes during the pendency of one or more Events of Default; PROVIDED, that Company shall not be liable to reimburse any Holder for any such fees, costs or expenses incurred by it in the defense of any Claim as to which such Holder would not be entitled to indemnification by virtue of the proviso to SECTION 12.17;

                           (iv) any attempt to enforce any remedies of any
                  Holder against any or all of the Credit Parties or any other Person that may be obligated to the any Holder by virtue of any of the Bridge Note Documents;

                           (v) any work-out or restructuring of the Bridge Note
                  Documents during the pendency of one or more Events of Default; or


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                           (vi) any efforts to verify, protect, evaluate,
                  assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral after the occurrence and during the continuance of an Event of Default;

                  including all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all reasonable out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this SECTION 12.03 shall be payable, on demand, by the Company to the respective Holders, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                           (b) In addition, the Company agrees to pay any
                  present or future intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the sale or delivery of the Bridge Notes by the Company to Purchasers pursuant to this Agreement, the issuance of Common Stock to Holders of Series A Bridge Notes pursuant to Section 3.04 hereof, any payment made hereunder or under the Bridge Notes or the execution, delivery, recording or registration of, or otherwise with respect to, this Agreement, any of the Mortgages or any of the other Collateral Documents or Bridge Note Documents or any other matter contemplated by this Agreement, within ten (10) Business Days after demand by any Holder therefor (including penalties, interest and expenses arising therefrom or with respect thereto), whether or not such taxes were correctly or legally asserted.

         9. AMENDMENT TO ANNEX B. The Purchase Agreement is hereby further amended by (a) deleting Section 1 and Section 2 of Annex B of the Purchase Agreement and substituting the following in lieu thereof:

                           1. Within thirty-five (35) days after the close of
                  each Fiscal Month, (i) an unaudited consolidated and consolidating income statement for the Company for such Fiscal Month and that portion of the current Fiscal Year ending as of the close of such Fiscal Month, together with comparisons to the corresponding income statement for the prior year's equivalent period,

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                  both on a monthly and year-to-date basis, and to budget, (ii)
                  the Company's consolidated balance sheet as at the end of such Fiscal Month, and (iii) a Compliance Certificate of a Responsible Financial Officer of the Company for such Fiscal Month, substantially in the form of Exhibit A to this ANNEX B.

                           2. Within five (5) days after delivery to the SEC,
                  but in any event within fifty (50) days after the close of each Fiscal Quarter, the Company's Form 10-Q for such Fiscal Quarter,

(b) replacing all references in Exhibit A to Annex B to the "Rolling Four-Quarter Period" with references to "Rolling Twelve-Month Period", (c) replacing all references in Exhibit A to Annex B to "Fiscal Quarter" with references to "Fiscal Month" and (d) replacing the reference to "[FOR QUARTERLY CERTIFICATE:]" in Section 1 of Exhibit A to Annex B with a reference to "[FOR MONTHLY CERTIFICATE:]".

         10. AMENDMENTS TO ANNEX C. The Purchase Agreement is hereby further amended by (a) replacing all references in Annex C to the "Rolling Four-Quarter Period" with references to "Rolling Twelve-Month Period", (b) replacing the reference to "Fiscal Quarter" in Section 1(e) with a reference to "Fiscal Month", (c) deleting Section 1(f) in its entirety and substituting the following in lieu thereof:

                           (f) The Company shall not make Capital Expenditures
                  in excess of $3,500,000 in the aggregate during its Fiscal Year ending June 30, 1999 or any Fiscal Year thereafter.

(d) deleting Section 2(a) in its entirety and substituting the following in lieu thereof:

                           (a) TRANSITIONAL RULES. Notwithstanding anything to
                  the contrary set forth herein, in calculating the Company's compliance with the financial covenants set forth in paragraphs 1(c) and (d) above for the Rolling Twelve-Month Period ending April 30, 1998, May 31, 1998 and June 30, 1998, the "Rolling Twelve-Month Period" ending April 30, 1998 shall mean the ten Fiscal Months then ended; the "Rolling Twelve-Month Period" ending May 31, 1998 shall mean the eleven Fiscal Months then ended; and the "Rolling Twelve-Month Period" ending June 30, 1998 shall mean the twelve Fiscal Months then ended.

and (e) deleting the definitions of "Fixed Charges" and "Rolling Four-Quarter Period" in Section 3 of Annex C and adding the following definitions of "Fixed Charges" and "Rolling Twelve-Month Period" in proper alphabetical order:


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                           "FIXED CHARGES" shall mean, with respect to any
                  fiscal period of the Company, the sum of (i) Interest Expense for such period, PLUS (ii) regularly scheduled payments of principal paid on Funded Debt during such period.

                           "ROLLING TWELVE-MONTH PERIOD" shall mean, as of the
                  end of any Fiscal Month of the Company, the immediately preceding twelve Fiscal Months (except as set forth in paragraph 2(a) above), including the Fiscal Month then ending.

In addition, the Company agrees that at any time that the Senior Obligations have been paid in full, Annex C and Annex C-2 to the Purchase Agreement shall be deemed amended in their entirety by deleting such Annex C and Annex C-2 and incorporating by reference all terms and conditions of Annex G and Annex G-2, respectively, to the Senior Credit Agreement as Annex C and Annex C-2, respectively to the Purchase Agreement, and all defined terms used therein.

         11. NEW ANNEX C-2. The Purchase Agreement is hereby further amended by adding ANNEX C-2 attached hereto as a new Annex C-2 to the Purchase Agreement.

                                   C. CONSENTS

         The Holders consent to the FPM Behavioral Health Divestiture and the Greenbrier Hospital Divestiture and waive any Defaults that would arise therefrom under Section 7.07 of the Purchase Agreement, PROVIDED that (i) the FPM Behavioral Health Divestiture is consummated no later than June 15, 1998 in accordance with the terms of the FPM Behavioral Health Sale Agreement (without giving effect to any amendment, waiver or modification), (ii) the Greenbrier Hospital Divestiture is consummated no later than June 15, 1998 in accordance with the terms of the Greenbrier Hospital Sale Agreement (without giving effect to any amendment, waiver or modification), (iii) Ramsay Managed Care shall execute and deliver to the Holders, with the written consent of Horizon Health Corporation and the Escrow Agent (as defined in the FPM Behavioral Health Sale Agreement), a second-priority assignment (in form and substance satisfactory to the Holders) of all of its rights in and to the Indemnity Escrow Deposit (as defined in the FPM Behavioral Health Sale Agreement) and a second-priority collateral assignment (in form and substance satisfactory to the Holders) of all of its rights to purchase price adjustments and post-closing payments payable to Ramsay Managed Care, Inc. or the Company under the FPM Behavioral Health Sale Agreement, and (iv) Greenbrier Hospital, Inc. shall execute and deliver to the Holders, with the written consent of Provider Options Holdings, L.L.C. and the Escrow Agent (as defined in the Greenbrier Hospital Sale Agreement), a second-priority assignment (in form and substance satisfactory to the Holders) of all of the Company's rights in and to the Escrow Deposit (as defined in the Greenbrier Hospital Sale Agreement) and a second-priority collateral assignment (in form and substance satisfactory to the Holders) of all of the Company's rights to purchase price adjustments and post-closing payments payable to Greenbrier Hospital, Inc. or the Company under the Greenbrier Hospital Sale Agreement.

         2. Ramsay Holdings consents to the amendments to Section 6.14 of the Purchase Agreement effected by Section B hereof, and acknowledge that the Series B Bridge Notes will not be entitled to the security and other benefits afforded to the Holders of the Series A Bridge Notes by such Amendments.

                             D. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of GE Capital hereunder, it is understood and agreed that this Amendment shall not become effective, and the Purchase Agreement shall remain in full force and effect in its unamended form, the Company shall have no rights under this Amendment and the Holders shall not be obligated to take, fulfill or perform any action hereunder, until GE Capital shall have received the following, each dated as of the date of this Amendment, in form and substance reasonably satisfactory to and its counsel:

                  1.  This Amendment, duly executed by all parties hereto;

                  2. Opinion of Haythe & Curley, special counsel to the Credit Parties, in form and substance satisfactory to GE Capital; and

                  3. An acknowledgment from each employee listed on SCHEDULE A acknowledging and accepting the restriction added to Section 7.05 of the Purchase Agreement in this Amendment.

                               E. REPRESENTATIONS

         The Company hereby represents and warrants to Purchasers that:

         1. The execution, delivery and performance by the Company of this Amendment (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Company's certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person other than the consent of the Senior Lenders set forth below;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

                                F. MISCELLANEOUS

         1. The Company hereby restates, ratifies and reaffirms each and every term and condition set forth in the Purchase Agreement, as modified by this Amendment, effective as of the date hereof.

         2. The Company agrees that as a condition precedent to the effectiveness of this Amendment, it must deliver to the Holders the acknowledgment of each employee listed on Schedule A to the Second Amendment to Credit Agreement to the restriction added to Section 7.05 of the Purchase Agreement in this Amendment.

         3. The Company agrees to pay on demand all costs and expenses of GE Capital in connection with the preparation, execution, delivery and enforcement of this Amendment, including the reasonable fees and out-of-pocket expenses of counsel to GE Capital. Without limiting the generality of the foregoing, the Company agrees to pay the sum of $98,002.17 presently due and payable to King & Spalding on or before the close of business on May 20, 1998.

         4. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the laws of conflicts), of the State of New York and all applicable laws of the United States of America.

         5. This Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                          RAMSAY HEALTH CARE, INC.



                                          By: _____________________________
                                              Remberto G. Cibran
                                              President

                                            GENERAL ELECTRIC CAPITAL
                                                CORPORATION


                                            By: _____________________________
                                                 Cheryl P. Boyd
                                                 Authorized Signatory



                                            PAUL RAMSAY HOLDINGS PTY.
                                            LIMITED


                                            By: _____________________________
                                                 Peter Evans
                                                 Director

         The undersigned, being the Senior Agent and all of the Senior Lenders under the Senior Credit Agreement, hereby consent to the foregoing Second Amendment as of the date first written above.

                                           GENERAL ELECTRIC CAPITAL
                                               CORPORATION


                                           By: _____________________________
                                                Cheryl P. Boyd
                                                Authorized Signatory



                                           THE ING CAPITAL SENIOR SECURED
                                              HIGH INCOME FUND, L.P.


                                           By: _____________________________
                                                  Name:
                                                  Title:

                                    ANNEX C-2

                                                              Annex C-2 to
                                                              PURCHASE AGREEMENT



           FINANCIAL COVENANTS FOR APRIL 1, 1998 - SEPTEMBER 30, 1998

         1. FINANCIAL COVENANTS. The Company shall not breach or fail to comply with any of the following financial covenants:

         (a) The Company shall maintain, as of the end of each Rolling Twelve-Month Period, commencing with the Rolling Twelve-Month Period ending April 30, 1998, EBITDA for such Rolling Twelve-Month Period of not less than an amount equal to the sum of (i) $840,000 for each Fiscal Month during such Rolling Twelve-Month Period ending on or prior to the date of consummation of the FPM Behavioral Health Divestiture and (ii) $625,000 for each Fiscal Month during such Rolling Twelve-Month Period ending after the date of consummation of the FPM Behavioral Health Divestiture.

         (b) The Company shall maintain, as of the end of each Rolling Twelve-Month Period set forth below, a Leverage Ratio of not more than 5.00:1.00.

         (c) The Company shall maintain, as of the end of each Rolling Twelve-Month Period, commencing with the Rolling Twelve-Month Period ending April 30, 1998, a Fixed Charge Coverage Ratio of not less than 1.10:1.00.

         (d) The Company shall maintain, as of the end of each Rolling Twelve-Month Period set forth below, an Interest Coverage Ratio of not less than 1.50:1.00.

         (e) The Company shall maintain, as of the last day of each Fiscal Month, commencing April 30, 1998, a Tangible Net Worth of not less than an amount equal to the sum of (i) (A) ($1,183,000) for each Fiscal Month ending prior to the consummation of the FPM Behavioral Health Divestiture and (B) $12,950,000 for each Fiscal Month ending after the consummation of the FPM Behavioral Health Divestiture, PLUS (ii) fifty percent (50%) of the Company's cumulative positive Net Income for each Fiscal Month ended subsequent to April 30, 1998 through and including the Fiscal Month then ended (but without reduction for negative Net Income).

         (f) The Company shall not make Capital Expenditures in excess of the amount set forth below for the periods corresponding thereto:

                   PERIOD ENDING                            AMOUNT

                   One-month period ending 4/30/98         $315,000

                   Two-month period ending 5/31/98           $555,000
                   Three-month period ending 6/30/98         $800,000
                   Four-month period ending 7/31/98        $1,040,000
                   Five-month period ending 8/31/98        $1,285,000
                   Six-month period ending 9/30/98         $1,533,000

         2. TRANSITIONAL RULES. Notwithstanding anything to the contrary set forth herein in calculating Company's compliance with the financial covenants set forth in paragraphs 1(a), (b), (c) and (d) above for the Rolling Twelve-Month Periods ending April 30, 1998, May 31, 1998, June 30, 1998, July 31, 1998, August 31, 1998 and September 30, 1998, the "Rolling Twelve-Month Period" ending April 30, 1998 shall mean the Fiscal Month then ended; the "Rolling Twelve-Month Period" ending May 31, 1998 shall mean the two Fiscal Months then ended; the "Rolling Twelve-Month Period" ending June 30, 1998 shall mean the three Fiscal Months then ended; the "Rolling Twelve-Month Period" ending July 31, 1998 shall mean the four Fiscal Months then ended; the "Rolling Twelve-Month Period" ending August 31, 1998 shall mean the five Fiscal Months then ended; and the "Rolling Twelve-Month Period" ending September 30, 1998 shall mean the six Fiscal Months then ended.

         3.       DEFINITIONS AND RULES OF CONSTRUCTION.

                  (a) DEFINED TERMS. Capitalized terms used in this ANNEX C-2 and not defined in ARTICLE 10 of this Agreement shall have the following respective meanings:

                  "CAPITAL EXPENDITURES" shall mean, with respect to any fiscal period of the Company, all of the Company's consolidated expenditures during such period for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, and, in any event, shall include Capital Lease Obligations and all asset purchases secured by purchase money security interests.

                  "CAPITAL LEASE" shall mean any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

                  "CAPITAL LEASE OBLIGATION" shall mean, as of any date, the amount of the obligation of the lessee under a Capital Lease that, in accordance with GAAP, would appear on a consolidated balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as such in a note to such balance sheet.

                  "EBITDA" shall mean, with respect to any fiscal period of the Company, (i) Net Income for such period, PLUS (ii) Interest Expense for such period, PLUS (iii) Tax Expense for such period, PLUS (iv) to the extent deducted in determining Net Income, Company's depreciation, amortization and other similar non-cash charges for such period, MINUS (v) to the extent included in determining Net Income, Company's extraordinary gains for such period, PLUS,
(vi) to the extent included in determining Net Income, the non-cash portion of any of the Company's extraordinary losses for such period, PLUS (vii) any losses from asset sales for such period, MINUS (viii) any gains from asset sales for such period, all determined in accordance with GAAP on a consolidated basis, MINUS (ix) any cash payments made with respect to extraordinary losses related to a prior period, MINUS (x) to the extent included in determining Net Income, any consolidated net income derived from the reversal of a reserve reflected in the 1997 Audited Financial Statements or a reserve reflected in unaudited Financial Statements of the Company for the Fiscal Quarter ending March 31, 1998 for which there was not a corresponding cash payment.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any fiscal period of the Company, the ratio of (a) the sum of (i) EBITDA for such period, MINUS (ii) Capital Expenditures during such period, MINUS (iii) that portion of Tax Expense paid in cash during such period, MINUS (iv) any payment made in cash for which the offsetting entry on the Company's Financial Statements is a debit to a reserve reflected in the 1997 Audited Financial Statements or in a reserve reflected in unaudited Financial Statements of the Company for the Fiscal Quarter ending March 31, 1998, rather than an expense or reduction of revenues on the Company's income statement, to (b) Fixed Charges for such period.

                  "FIXED CHARGES" shall mean, with respect to any fiscal period of the Company, the sum of (i) Interest Expense for such period, PLUS (ii) regularly scheduled payments of principal paid on Funded Debt during such period, MINUS (iii) one-half of the scheduled payments of principal paid on the Term Loans.

                  "FUNDED DEBT" shall mean all of the Company's consolidated Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from or is directly or indirectly renewable or extendible at its option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including in each instance current maturities of long-term debt (and the current portion of long-term debt in the last year of its term), revolving credit and short-term debt extendible beyond one year at the option of the debtor, and shall also include, without limitation, (i) Indebtedness arising under or in connection with any interest rate swap agreement or arrangements, (ii) the Obligations, and (iii) Subordinated Indebtedness.

                  "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

                  "INTEREST COVERAGE RATIO" shall mean, with respect to any fiscal period of the Company, the ratio of (a) the sum of (i) EBITDA for such period, PLUS (ii) up to $150,000 of the losses incurred by Greenbrier Hospital, Inc. during the Fiscal Month ending May 31, 1998 to the extent such losses reduced Net Income, MINUS (iii) Capital Expenditures during such period (excluding up to $150,000 of Capital Expenditures made by Greenbrier Hospital, Inc. during the Fiscal Month ending April 30, 1998), to (b) Interest Expense for such period.

                  "INTEREST EXPENSE" shall mean, with respect to any fiscal period of the Company, the Company's consolidated interest expense determined in accordance with GAAP, including without limitation, the interest component of any Capital Lease Obligation.

                  "LEVERAGE RATIO" shall mean, with respect to any period, the ratio of (a) Funded Debt excluding the Ramsay Subordinated Note, as of the last day of such period, to (b) EBITDA for such period divided by the number of Fiscal Months in such period and multiplied by twelve.

                  "NET INCOME" shall mean, with respect to any fiscal period of the Company, the Company's consolidated net income (or loss) from continuing operations for such period.

                  "ROLLING TWELVE-MONTH PERIOD" shall mean, as of the end of any Fiscal Month of the Company, the immediately preceding twelve Fiscal Months (except as set forth in paragraph 2(a) above), including the Fiscal Month then ending.

                  "TANGIBLE NET WORTH" shall mean, as of any date, (a) the Company's consolidated shareholders' equity, MINUS (b) the Company's consolidated intangible assets, including, without limitation, the following:

                  (a) any surplus resulting from the write-up of assets subsequent to the Audit Date;

                  (b) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

                  (c) patents, trademarks, copyrights, etc.; and

                  (d) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses), but excluding, to the extent included therein, transaction costs in an amount not to exceed $3,400,000 incurred by the Company in connection with the consummation of the Senior Credit Agreement, the Bridge Note Purchase Agreement and the Preferred Stock Purchase Agreement.

                  "TAX EXPENSE" shall mean, with respect to any fiscal period of the Company, the Company's consolidated provision for income taxes for such period.

         4. RULES OF CONSTRUCTION. Any accounting term used in this ANNEX C-2 or elsewhere in this Agreement shall have, unless otherwise specifically provided, the meaning customarily given such term in accordance with GAAP, and all financial computations shall be computed, unless otherwise specifically provided, on a consolidated basis in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this ANNEX C-2 or elsewhere in this Agreement, then

Company and the Holders agree to enter into negotiations in order to amend such provisions of this Agreement, subject to the approval of the Required Holders, so as equitably to reflect such Accounting Changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after giving effect to such Accounting Changes as if such Accounting Changes had not been made. "ACCOUNTING CHANGES" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. and (ii) changes in accounting principles concurred in by Company's independent public accountants. In the event that Company and the Required Holders shall have agreed upon any such required amendment, then, after such amendment has been evidenced in writing and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this ANNEX C-2 or elsewhere in this Agreement shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Company, the Holders and the Required Holders cannot agree upon any required amendment within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered in accordance with ANNEX B to this Agreement and all calculations of financial covenants and other standards and terms in accordance with this ANNEX C-2 shall be prepared, delivered and made without regard to the underlying Accounting Change.